As filed with the U.S. Securities and Exchange Commission on March 19, 2025

Registration No. 333-284850

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADS-TEC ENERGY PUBLIC LIMITED COMPANY
(Exact Name of Registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Earlsfort Terrace
Dublin 2, D02 T380, Ireland
+353 1 920 1000
(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address and telephone number of agent for service)

Copies to:

Michael S. Lee, Esq.	Connor Manning, Esq.
Lynwood E. Reinhardt, Esq.	Arthur Cox LLP
Reed Smith LLP	Ten Earlsfort Terrace
599 Lexington Avenue	Dublin 2, D02 T380
New York, New York 10022	Ireland
(212) 521-5400	Telephone: +353 1 920 1040

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

The sole purpose of this amendment (the “Amendment”) to the registration statement on Form F-3 (the “Registration Statement”) is solely to file Exhibit 25.1- Form T-1, to be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939. No changes are being made to Part I of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, and the exhibits being filed with this Amendment. The remainder of the Registration Statement, including the prospectus, is unchanged and has been omitted.

1

PART II
Information Not Required in Prospectus

Item 8. Indemnification of Directors and Officers

Pursuant to ADSE Holdco’s M&A, subject to the provisions of and so far as may be permitted by the Irish Companies Act, every director, officer or employee of ADSE Holdco, and each person who is or was serving at the request of ADSE Holdco as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by ADSE Holdco against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of ADSE Holdco or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Irish Companies Act prescribes that such an indemnity only permits a company to pay the costs or discharge the liability of a director or the secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused.

ADSE Holdco is permitted under its M&A and the Irish Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers and employees.

ADSE Holdco has entered into deeds of indemnity with its directors and ADSE GM executive officers. Given the director indemnification limitations arising under Irish law, ADSE Holdco’s subsidiary, ADSE GM and ADSE GM’s subsidiary, ads-tec Energy, Inc. have also entered into such deeds of indemnity. These agreements, among other things, require ADSE to jointly and severally indemnify ADSE Holdco’s directors and ADSE directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of ADSE directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at ADSE’s request. We believe that these indemnification deeds are necessary to attract and retain qualified persons as directors and officers.

Item 9. Exhibits

The following exhibits are included or incorporated by reference in this registration statement on Form F-3:

Exhibit Index

Exhibit No.	Description
1.1**	Form of Underwriting Agreement

2.1	Business Combination Agreement, dated as of August 10, 2021, by and among European Sustainable Growth Acquisition Corp., ADS-TEC ENERGY PLC, EUSG II Corporation, Bosch Thermotechnik GmbH, ads-tec Holding GmbH and ads-tec Energy GmbH (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-4 (File No. 333-260312)).

3.1	Memorandum and Articles of Association of ADS-TEC ENERGY PLC, incorporated by reference to Exhibit 1.1 to the Registrant’s Shell Company Report on Form 20-F filed with the SEC on December 29, 2021.

4.1	Form of Promissory Note, dated as of May 5, 2023, by and between ads-tec Energy Inc. and certain investors thereto (incorporated by reference to Exhibit 10.1 to the Report on Form 6-K furnished to the SEC on May 11, 2023).

4.2	Form of May Warrant, dated as of May 5, 2023, by and between ADS-TEC Energy PLC and certain investors thereto (incorporated by reference to Exhibit 10.2 to the Report on Form 6-K furnished to the SEC on May 11, 2023).

4.3	Form of August Warrant, dated as of August 18, 2023, by and between ADS-TEC Energy PLC and certain investors thereto (incorporated by reference to Exhibit 10.2 to the Report on Form 6-K furnished to the SEC on August 25, 2023)

4.4	Form of Secured Promissory Note, dated August 18, 2023, by and between ads-tec Energy Inc. and certain lenders thereto (incorporated by reference to Exhibit 10.1 to the Report on Form 6-K furnished to the SEC on August 25, 2023).

4.5	Form of Guarantee Agreement, dated as of May 5, 2023, by and between ADS-TEC Energy GMBH and certain lenders thereto (incorporated by reference to Exhibit 10.3 to the Report on Form 6-K furnished to the SEC on May 11, 2023).

4.6	Form of Guarantee Agreement, dated as of May 5, 2023, by and between ADS-TEC Energy PLC and certain lenders thereto (incorporated by reference to Exhibit 10.4 to the Report on Form 6-K furnished to the SEC on May 11, 2023).

4.7	Form of Guarantee Agreement, dated as of August 18, 2023, by and between ADS-TEC Energy PLC and certain lenders thereto (incorporated by reference to Exhibit 10.3 to the Report on Form 6-K furnished to the SEC on August 25, 2023).

4.8	Form of Guarantee Agreement, dated as of August 18, 2023, by and between ADS-TEC Energy GMBH and certain lenders thereto (incorporated by reference to Exhibit 10.4 to the Report on Form 6-K furnished to the SEC on August 25, 2023).

4.9	Security Agreement, dated August 18, 2023, by and between ads-tec Energy Inc. and The Lucerne Capital Master Fund, L.P. (incorporated by reference to Exhibit 10.5 to the Report on Form 6-K furnished to the SEC on August 25, 2023).

4.10	Form of Amended and Restated August Promissory Note, dated August 26, 2024, by and between the Company and the August Lenders (incorporated by reference to Exhibit 10.1 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4.11	Form of Amended and Restated August Warrant, dated August 26, 2024, by and between the Company and the August Lenders (incorporated by reference to Exhibit 10.2 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4,12	Form of 2024 Promissory Note, dated August 26, 2024, by and between the Company and the Lenders (incorporated by reference to Exhibit 10.3 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4.13	Form of Intercompany 2024 Promissory Note, dated August 26, 2024, by and between the Company and ADSH (incorporated by reference to Exhibit 10.4 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4.14	Form of 2024 Warrant, dated August 26, 2024, by and between the Company and the Lenders (incorporated by reference to Exhibit 10.5 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4.15	Amended 2023 Guarantee Agreement, dated August 26, 2024, by and between ADSE GM and the 2024 Lenders (incorporated by reference to Exhibit 10.6 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4.16	Amended 2023 Security Agreement, dated August 26, 2024, by and between ADSE GM and The Lucerne Capital Master Fund, L.P. (incorporated by reference to Exhibit 10.7 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4.17	Guarantee Agreement, dated August 26, 2024, by and between the Company and the 2024 Lenders (incorporated by reference to Exhibit 10.8 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4.18	2024 Security Agreement, dated August 26, 2024, by and between ADSE GM and ADSH (incorporated by reference to Exhibit 10.9 to the Report on Form 6-K furnished to the SEC on August 30, 2024).

4.19**	Form of Preferred Share Certificate.

4.20+	Form of Indenture for Senior Debt Securities.

4.21+	Form of Indenture for Subordinated Debt Securities.

4.22**	Form of Warrant Agreement and Warrant Certificate.

4.23**	Form of Purchase Contract.

4.24**	Form of Rights Agreement and Rights Certificate.

4.25**	Form of Unit Agreement and Unit.

5.1+	Opinion of Arthur Cox LLP.

5.2+	Opinion of Reed Smith LLP.

23.1+	Consent of Arthur Cox LLP (included in Exhibit 5.1 to this Registration Statement).

23.2+	Consent of BDO AG Wirtschaftsprüfungsgesellschaft.

23.3+	Consent of Reed Smith LLP (included in Exhibit 5.2 of this Registration Statement).

24.1+	Power of Attorney (included on the signature page of this Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under an indenture.

107+	Filing Fee Table.

*	Filed herewith.
**	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this registration statement.

+	Previously filed.

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements or notes thereto.

Item 10. Undertakings

a.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser,

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

b.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

c.	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nürtingen, Germany on the 19th day of March, 2025.

ADS-TEC ENERGY PLC

By:	/s/ Thomas Speidel
Name:	Thomas Speidel
Title:	Chief Executive Officer and Director

Power of Attorney

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated in the City of Nürtingen, Germany, on March 19, 2025.

Signature	Capacity	Date

/s/ Thomas Speidel	Chief Executive Officer and Director	March 19, 2025
Thomas Speidel	(Principal Executive Officer)

/s/ Stefan Berndt-von Bülow	Chief Financial Officer	March 19, 2025
Stefan Berndt-von Bülow	(Principal Financial and Accounting Officer)

	Director	March 19, 2025
Joseph Brancato

	Director	March 19, 2025
Kurt Lauk, PhD

*	Director	March 19, 2025
Dr. Sonja Harms

*	Director	March 19, 2025
Alwin Epple

*	Director	March 19, 2025
Dr. Andreas Fabritius

* /s/ Thomas Speidel
Thomas Speidel, Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized undersigned representative in the United States of ADS-TEC Energy PLC, has signed this registration statement on the 19th day of March, 2025.

AUTHORIZED U.S. REPRESENTATIVE

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President